UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2021

Power Solutions International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35944	33-0963637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of Principal Executive Offices, and Zip Code)

(630) 350-9400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2021, Power Solutions International, Inc. (the “Company” or “PSI) announced the appointment of Lance Arnett to serve as the Company’s Chief Executive Officer effective February 15, 2021 (the “Effective Date”). Mr. Arnett will succeed John P. Miller, who has retired from his position as Chief Executive Officer and President by mutual agreement with the Company effective the Effective Date following a transition period. Mr. Miller has agreed to transition his responsibilities pursuant to an agreement between Mr. Miller and the Company as discussed below.

Mr. Arnett, age 50, has served as PSI’s Chief Commercial Officer since November 18, 2019. Mr. Arnett has more than 25 years of sales, business development and operational experience. Prior to joining the Company, from January 2009 to November 2019, he worked at Cummins Inc., a NYSE-listed global company that designs, manufactures, distributes and services a broad portfolio of power solutions. During his tenure at Cummins, he served in various capacities for Cummins Central Region in Minnesota, most recently serving as Director and Chief of Staff of their North American OEM Performance Cell. In this capacity, he oversaw direct strategy for their North American business including sales, engineering, assembly and upfit, pricing, marketing, and customer support. His previous roles at Cummins Central Region include serving as Interim President, Vice President of OEM Business, Vice President of OEM and Customer Care and Executive Director of Operational Effectiveness. Prior thereto, from 2006 to 2009, he worked as Business Development Manager for PreVisor, Inc. and, from 2001 to 2006, he served as director, Franchise Sales and Development at Mighty Distributing System of America. Earlier in his career, he served in management and sales roles within the staffing industry.

Arnett Employment Agreement

In connection with Mr. Arnett’s appointment as Chief Executive Officer, Mr. Arnett and the Company entered into an Employment Agreement, effective the Effective Date (the “Employment Agreement”), which supersedes Mr. Arnett’s previous employment agreement as Chief Commercial Officer. The Employment Agreement provides that Mr. Arnett will receive (a) an annual salary of $400,000 per year, which will increase to $425,000 per year on August 15, 2021; (b) an annual incentive bonus under the Company’s Key Performance Indictor Plan (“KPI”) with a target 60% of his base salary or as generally determined by the Company; (c) a bonus under the Company’s Long Term Incentive (“LTI”) plan with a target of 60% of his base salary or as generally determined by the Company; (d) subject to approval of the Compensation Committee of the Board of Directors (the “Compensation Committee”), an award of 80,000 stock appreciation rights (“SARs”) pursuant to the Company’s 2012 Incentive Compensation Plan, with a strike price determined at the time of the Compensation Committee’s approval, and with vesting to occur in equal installments on each of the first four anniversaries of the Effective Date, subject to his continued employment; (e) an automobile allowance of $1,200 per month; (f) up to $20,000 in reasonable relocation expenses if Mr. Arnett moves to the Chicagoland area; and (g) standard employee benefits as are generally available to employees of the Company.

If the Company terminates Mr. Arnett without cause (as defined in the Employment Agreement), in addition to payment of any accrued obligations, Mr. Arnett would be eligible to receive severance, subject to his execution of a general release of claims, consisting of: (i) any determined, but unpaid, KPI or LTI bonus relating to the fiscal year prior to the fiscal year of termination; (ii) accelerated vesting of any unvested SARs; (iii) a prorated KPI or LTI bonus for the fiscal year in which his termination occurs; (iv) 12 months of salary continuation payments; and (v) 12 months of health benefit continuation coverage on the same terms as provided before Mr. Arnett’s termination. Mr. Arnett will be subject to non-competition and non-solicitation obligations for a period of 12 months following any termination of his employment.

There are no family relationships between Mr. Arnett and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Arnett has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Arnett and any other person pursuant to which Mr. Arnett was appointed as an officer of the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

A press release announcing the matters described above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Miller Separation Agreement

In connection with Mr. Miller’s retirement from the Company, Mr. Miller and the Company entered into a Separation Agreement and Release, effective the Effective Date (the “Separation Agreement”). Pursuant to the Separation Agreement and the retirement of Mr. Miller, he is entitled to receive (a) a cash severance payment of $360,000, payable within 14 days after the Effective Date, (b) subject to his election to receive continued group health plan coverage under COBRA, continued coverage at active-employee rates for up to 12 months after the Effective Date, and (c) a cash payment of $36,000 under the LTI plan at the same time other LTI participants are paid, but in no event later than December 31, 2021.

The Separation Agreement also provides that Mr. Miller will assist with transition services for the Company beginning on the Effective Date and terminating 90 days thereafter unless earlier terminated pursuant to the Separation Agreement (the “Transition Period”). Subject to his compliance with the terms of the Separation Agreement, Mr. Miller is entitled to receive a transition fee of $30,000 payable every 30 days during the Transition Period. Mr. Miller has agreed to make himself available on an “as needed” basis during the Transition Period to assist with transitioning his duties with the Company and as reasonably directed by the Company’s Chief Executive Officer. The Separation Agreement contains a release of the Company by Mr. Miller and mutual non-disparagement provisions. Mr. Miller also agreed that the confidentiality, non-competition and non-solicitation provisions in his current employment agreement with the Company will remain in effect. Finally, Mr. Miller agreed to cooperate with, and make himself reasonably available to, the Company for a period ending twelve months following termination of the Transition Period in order to assist with the transition of his duties at a rate of $250 per hour plus expenses.

The foregoing description of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On February 16, 2021, the Company issued a press release announcing the Chief Executive Officer transition, which is attached as Exhibit 99.1 hereto.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

Caution Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are entitled to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify these forward-looking statements by using words such as “anticipate,” “believe,” “budgeted,” “contemplate,” “estimate,” “expect,” “forecast,” “guidance,” “may,” “outlook,” “plan,” “projection,” “should,” “target,” “will,” “would,” or similar expressions, but these words are not the exclusive means for identifying such statements. These statements are subject to a number of risks, uncertainties, and assumptions that may cause actual results, performance or achievements to be materially different from those expressed in, or implied by, such statements. The Company cautions that the risks, uncertainties and other factors that could cause its actual results to differ materially from those expressed in, or implied by, the forward-looking statements, include, without limitation: the impact the ongoing COVID-19 pandemic could have on the Company’s business and financial results; the Company’s ability to continue as a going concern; the Company’s ability to raise additional capital when needed and its liquidity; uncertainties around the Company’s ability to meet funding conditions under its financing arrangements and access to capital thereunder; the timing of completion of steps to address, and the inability to address and remedy, material weaknesses; the identification of additional material weaknesses or significant deficiencies; risks related to complying with the terms and conditions of the settlements with the Securities and Exchange Commission (the “SEC”) and USAO; variances in non-recurring expenses; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the internal control matters; the Company’s obligations to indemnify past and present directors and officers and certain current and former employees with respect to the investigations conducted by the SEC and the criminal division of the United States Attorney’s Office for the Northern District of Illinois (the “USAO”), which will be funded by the Company with its existing cash resources due to the exhaustion of its historical primary directors’ and officers’ insurance coverage; remedial recommendations; the ability of the Company to accurately forecast sales, and the extent to which sales result in recorded revenues; changes in customer demand for the Company’s products; volatility in oil and gas prices; the impact of U.S. tariffs on imports from China on the Company’s supply chain; any delays and challenges in recruiting key employees consistent with the Company’s plans; any negative impacts from delisting of the Company’s common stock from the NASDAQ Stock Market and any delays and challenges in obtaining a re-listing on a stock exchange; and the risks and uncertainties described in reports filed by the Company with the SEC, including without limitation its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the Company’s subsequent filings with the SEC. The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of February 15, 2021, between the Company and Lance Arnett.

10.2	Separation Agreement and Release, dated as of February 15, 2021, between the Company and John P. Miller.

99.1	Press Release, dated February 16, 2021, announcing the Chief Executive Officer transition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Power Solutions International, Inc.

Dated: February 16, 2021	By:	/s/ Donald P. Klein
Name: Donald P. Klein
Title: Chief Financial Officer